UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
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	4)	Date Filed:

SPDR® Gold Trust Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014

Vote Cut-off Date: August 29, 2014, adjourned to October 17, 2014

Additional Materials:

Item 1. Proxylite Consent Solicitation Telephone Recording (revised).

Item 2. Broadridge Call Center Script.

ITEM 1

SPDR Gold Trust® - PROXY LITE MESSAGE (RECORDED PLAYBACK)

Hello, I am Adrian Pound, chief financial officer of World Gold Trust Services. We sponsor SPDR Gold Trust®, which you may know as GLD®.

I am calling as our records indicate that you have not yet voted on two IMPORTANT shareholder proposals to MODERNIZE and SIMPLIFY the Trust. Your vote is EXTREMELY IMPORTANT and I would request your support FOR these key initiatives.

To vote, please call 1-855-601-2254. That number again

is 1-855-601-2254.

Alternatively you can vote online or by mail using the instructions we sent to you recently.

We greatly appreciate your time AND your investment in GLD!

Thank you and have a good day!

ITEM 2

Hello, may I please speak with <Full Name as it appears on registration>?

Mr./Ms. <Last Name>, my name is                      and I am calling regarding your investment in SPDR Gold Trust®, also known as GLD®.

I promise it will be brief.

If “Yes”, proceed below. If “No”, I’m calling about two important changes to GLD, is there another time I can call?

Thank you. First, I want to let you know that this call is being recorded for quality assurance.

I’m calling to kindly ask you to vote on two very important proposals we recently mailed to you.

The proposed changes will not impact your shareholding or investment performance in any way. *In fact, two leading, independent proxy advisory firms who are focused on protecting shareholder interests recently recommended that GLD shareholders vote “FOR” these proposals.

Your vote is really important and every vote counts, no matter how big or small.

May I record your vote “FOR” these proposals?

If “No” or negative response: I would be happy to review the proposals with you. [Be prepared to READ Proposals]

Would you like to vote all of your shares accordingly?

Thank you, I am recording your <For/Against/Abstain**> vote.

•	For confirmation purposes, please state your full name?

•	According to our records, you currently reside at <City, State, Zip Code >?

•	To ensure we have the correct street address for the confirmation, please state your full street address.

Thank you. You will receive confirmation of your voting instructions within the next five-to-seven business days.

If you have any questions once you have received your confirmation, you can contact us at 1-855-601-2254 between 9 a.m. and 10 p.m. Eastern Time.

Mr./Ms. <Last Name>, We greatly appreciate your time AND your investment in GLD!

Thank you and have a good day!

*	Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co., LLC, are the two leading proxy advisory firms.
**	Please advise shareholders that an “abstain” vote will have the same effect as a vote against each proposal.